UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 9, 2024
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Shoreline, Ste. 800, Corpus Christi, Texas, U.S.A.	78401
(U.S. corporate headquarters)	(Zip Code)

1830 – 1188 West Georgia Street Vancouver, British Columbia, Canada	V6E 4A2
(Canadian corporate headquarters)	(Zip Code)

(Address of principal executive offices)

(361) 888-8235
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01	Regulation FD Disclosure

On August 9, 2024, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release to announce that Josephine Man has joined the Company and will be succeeding Pat Obara as Treasurer and Chief Financial Officer, effective October 1, 2024.

Mr. Obara, who joined the Company in 2006, will be stepping down from his current role as Chief Financial Officer on October 1, 2024 after the filing of the Company’s Annual Report on Form 10-K for the current fiscal year and will continue with the Company as Senior Vice-President, Administration.

Amir Adnani, Chief Executive Officer and President, stated: “On behalf of the board of directors and the entire Uranium Energy team, I would like to thank Pat for his leadership that has helped build Uranium Energy to where it is today. Throughout, he has demonstrated a level of steadfast dedication to the Company and its shareholders. Joining the Company shortly after its inception, Pat has had a tremendous impact on the Company, with his tireless work and financial stewardship leaving an enduring legacy that is embedded in our corporate identity. It has been nothing but an honor to work with Pat over the last 18 years and I look forward to continuing to work with him in his new role”

Mr. Adnani continued: “We look forward to working with Josephine as she transitions into her role at the Company. Her strong financial background and experience will be invaluable as we seek to ramp up our operations and move into commercial production.”

Mr. Obara stated: “I am proud of Uranium Energy’s accomplishments and am looking forward to continuing in my new role at the end of this transition, including working with Josephine and the entire Uranium Energy team as it prepares to restart production at Christensen Ranch.”
Ms. Man brings a wealth of experience in financial reporting, corporate finance, mergers and acquisitions, and risk management. Ms. Man serves as CFO of Uranium Royalty Corp. (NASDAQ: UROY, TSX: URC), where she is responsible for leading all finance functions and risk management. Previously, between 2020 and 2022, she was CFO of Gold Royalty Corp. (NYSE American: GROY), a precious metals-focused royalty and streaming company, where she was central to its initial public offering and the acquisition of three Canadian listed companies, amongst other achievements. Ms. Man has over 28 years of experience as a finance professional and was previously a partner with Ernst & Young LLP.

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

99.1	News Release dated August 9, 2024.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: August 9, 2024.	By:	/s/ Pat Obara
Pat Obara, Secretary and
Chief Financial Officer